Vonage Holdings Completes the Acquisition of
Simple Signal Inc.

HOLMDEL, N.J., April 1, 2015 – Vonage Holdings Corp. (NYSE: VG) (“the Company”), a leading provider of cloud communications services for consumers and businesses, has completed the acquisition of Simple Signal Inc. ("SimpleSignal"), a leading provider of Unified Communications-as-a-Service (UCaaS) and collaboration solutions to small and medium businesses (SMBs). Vonage paid $25.25 million for SimpleSignal, comprised of approximately $20 million in cash and approximately 1.1 million shares in Vonage common stock.

“The SimpleSignal acquisition represents another important step in the execution of our growth strategy for becoming the clear leader in Unified Communications as a Service (UCaaS). SimpleSignal is a natural complement to Vonage’s rapidly expanding UCaaS business. Its strong channel and strategic partnerships, coupled with a common underlying technology platform, deepens Vonage’s penetration in UCaaS,” said Alan Masarek, Vonage Chief Executive Officer.

“In less than 18 months, Vonage has become the fastest-growing provider of cloud communications in the SMB market. Becoming a part of Vonage will instantly put SimpleSignal at the forefront of growth in this market, and I couldn’t be more pleased that SimpleSignal’s employees, customers and partners will now benefit from the strength and scale of Vonage,” said Dave Gilbert, former Chief Executive Officer of SimpleSignal.

Mr. Gilbert will join Vonage as a special advisor working closely with Vonage management through the merger integration.

SimpleSignal uses BroadSoft’s BroadWorks platform, the same BroadSoft-based platform used by Telesphere, resulting in ease of integration for SimpleSignal customers. SimpleSignal sells its solutions primarily through a nationwide network of indirect channel partners, which meaningfully broadens Vonage’s already strong market coverage. Vonage’s channel organization is now one of the largest in the UCaaS sector.

SimpleSignal provides solutions with carrier-grade reliability across their own MPLS network and bring your own broadband (BYOB) delivery options. SimpleSignal has been particularly successful at providing business-quality voice and rich communication features utilizing new technologies to extend MPLS-like quality to BYOB customers. The acquisition further enhances Vonage’s ability to serve the needs of a wide range of businesses, from small office/home office companies to SMBs with distributed workforces, and firms with more than 1000 employees.

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for consumers and businesses. Vonage provides a robust suite of feature-rich residential and business communication solutions that offer flexibility, portability and ease-of-use, designed to meet the needs of a wide range of customers from individuals to large businesses.
Vonage residential service (www.vonage.com) for individuals and families, and Vonage Business Solutions service (www.vonagebusiness.com) for small and medium businesses, run over the top of a customer’s existing broadband connection. Through Telesphere (www.telesphere.com), Vonage offers service with carrier-grade performance over a private national MPLS broadband network, which is especially well suited to address the needs of larger businesses with multiple offices that require higher service level agreements (SLAs).

Safe Harbor Statement
This press release contains forward-looking statements regarding growth priorities; and related investment; financial resources; the benefits of the acquisition of SimpleSignal; the combined company's plans, objectives, expectations and intentions with respect to future operations, products and services; the competitive position and opportunities of the combined company; the impact of the acquisition on the market for the combined company's products and services; and other statements that are not historical facts or information constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include but are not limited to: risks related to the integration of SimpleSignal into Vonage and the anticipated future benefits resulting from the acquisition of SimpleSignal; the competition we face; our ability to adapt to rapid changes in the market for voice and messaging services; our ability to retain customers and attract new customers; the expansion of competition in the unified communications market; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; security breaches and other compromises of information security; risks related to the acquisition or integration of future businesses or joint ventures, including the risks related to our acquisitions; the risk associated with developing and maintaining effective distribution channels; our ability to establish and expand strategic alliances; governmental regulation and taxes in our international operations; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; uncertainties relating to regulation of VoIP services; risks associated with operating abroad; liability under anti-corruption laws; results of regulatory inquiries into our business practices; fraudulent use of our name or services; our dependence upon key personnel; our dependence on our customers' existing broadband connections; differences between our service and traditional phone services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future; the Company's available capital resources and other financial and operational performance which may cause the Company not to make common stock repurchases as currently anticipated or to commence or suspend such repurchases from time to time without prior notice; and other factors that are set forth in the "Risk Factors" section and other sections of Vonage's Annual Report on Form 10-K for the year ended December 31, 2014, in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.
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Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano; 732-365-1363, joann.tizzano@vonage.com

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